Exhibit 23.14

CONSENT OF QUALIFIED PERSON

I, Scott Honan, M.Sc., SME-RM, consent to the public filing of Sections 13.7.5, 13.7.6, 13.7.7, 13.7.8, 13.7.15, 15.5, 15.6 and 22.7.1 (the “Covered Sections”) of the Technical Report Summary titled “Technical Report Summary, Elk Creek Project, Nebraska” with an Effective Date of June 30, 2022 (the “Technical Report Summary”) as an exhibit to this Registration Statement on Form S-1 and any and all amendments and supplements thereto (the “Registration Statement”) of NioCorp Developments Ltd. (the “Company”).

I also consent to the use of and references to my name, including my status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission), in connection with the Registration Statement and the Technical Report Summary.

I also consent to any extracts from or a summary of the Covered Sections in the Registration Statement (the “Disclosure”).

I certify that I have read the Disclosure being filed by the Company and that it fairly and accurately represents the information in the Covered Sections.

Signed and dated this 19th day of February 2025 at Centennial, Colorado, USA.

/s/ Scott Honan
Scott Honan, M.Sc., SME-RM
Chief Operating Officer
NioCorp Developments Ltd.